UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 2, 2020

RTI SURGICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	RTIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Updated Pro Forma and OEM Financial Information

In connection with the transactions contemplated by the previously disclosed Equity Purchase Agreement, dated as of January 13, 2020, as amended by that certain First Amendment to Equity Purchase Agreement dated as of March 6, 2020, and that certain Second Amendment to Equity Purchase Agreement, dated as of April 27, 2020 (as amended, the “Purchase Agreement”), by and between RTI Surgical Holdings, Inc. (“RTI” or the “Company”) and Ardi Bidco Ltd., an entity owned and controlled by Montagu Private Equity LLP, and each of the agreements ancillary to the Purchase Agreement, the Company has included the information contained in Exhibit 99.1 to this Current Report on Form 8-K in order to update: (i) certain selected unaudited pro forma condensed consolidated financial information of the Company after giving effect to the sale of the Company’s OEM business (the “Sale”) and adjustments described in the following footnotes, as if the Sale had occurred on March 31, 2020, for balance sheet data and on January 1, 2017 for statement of operations data; and (ii) update the unaudited financial statements of the Company’s OEM business.

Virtual Annual Meeting of Stockholders

On July 2, 2020, the Company issued a press release announcing that, due to the continuing coronavirus (COVID-19) pandemic and out of concern for the health and safety of its stockholders and other possible attendees at its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), the Company has changed the format of the 2020 Annual Meeting in order to hold the meeting as a virtual-only meeting. The 2020 Annual Meeting will still be held at the previously-announced time and date of 9:00 a.m. Central Standard Time, on July 15, 2020. However, stockholders will not be able to attend the 2020 Annual Meeting in person. Rather, stockholders may attend the 2020 Annual Meeting only via remote communication as described in the press release attached as Exhibit 99.2. The Company’s decision to switch to a virtual-only meeting is only applicable to the 2020 Annual Meeting.

Additional Information Regarding RTI Surgical Holding, Inc.’s 2020 Annual Meeting of Stockholders to be Held on Wednesday, July 15, 2020

RTI Surgical Holding, Inc. issued the press release filed herewith as Exhibit 99.2 on July 2, 2020, which relates to its definitive proxy statement, dated June 18, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Wednesday, July 15, 2020. This supplement should be read along with RTI Surgical Holding, Inc.’s definitive proxy statement, dated June 18, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information and Unaudited Condensed Financial Statements of the OEM Business of RTI Surgical Holdings, Inc. and Subsidiaries.

99.2	Press Release of RTI Surgical Holdings, Inc., issued on July 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL HOLDINGS, INC.

Date: July 2, 2020	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Vice President, General Counsel and Corporate Secretary